Microsoft Word 10.0.2627;CONTACT:   Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax:  (631) 951-7639
                  Email: eyaish@mecnet.com

MANCHESTER TECHNOLOGIES SELLS ITS IT PRODUCTS AND SERVICES BUSINESS TO ePLUS

ePlus Purchases Certain Assets and Assumes Manchester Technologies' IT Product and Services Activities

HAUPPAUGE, NY, May 28, 2004 - Manchester Technologies, Inc. (Nasdaq NM: MANC), today announced that it has sold its IT fulfillment, professional services, and enterprise software development and operations consulting businesses to ePlus, inc. (Nasdaq NM: PLUS), a leading provider of Enterprise Cost Management, in an all cash transaction. The transaction involves the sale to ePlus of the customer list of these businesses and certain related equipment, the assumption by ePlus of certain contracts and liabilities pertaining to these businesses, the hiring by ePlus of a number of Manchester employees involved in the businesses, and an option to purchase certain inventory of the businesses to be determined at a subsequent date. The transaction does not include, and Manchester will be retaining, the balance of the inventory and all of the accounts receivable of these businesses. The other terms and the potential financial effect of the transaction were not disclosed.

Barry R. Steinberg, Manchester's Chairman and CEO, said, "We are extremely pleased with the agreement that we have reached with ePlus. The sale to ePlus of our IT product and service business will enable us to focus our resources on our Electrograph operations. Electrograph is a dominant player in the display technology market, and we believe that this market will continue to grow in the years to come. We thank our many IT customers for their years of loyalty to our Company, and we are confident that ePlus will provide them with the same high level of service that they have come to expect from Manchester."

Phillip G. Norton, chairman, president and CEO of ePlus, "This acquisition gives us an established presence in key new markets and adds valuable customer relationships. At the same time, it gives us access to this customer base to offer ePlus software and services as a solution for their electronic procurement, content management and asset management needs."

About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a single-source solutions provider specializing in display technology, and, prior to the transactions referenced in this release, hardware and software procurement, custom networking, security, IP telephony, remote management, application development/e-commerce, storage, enterprise and Internet solutions. Manchester offers a complete line of products and peripherals for customers' display technology requirements. More information about the Company can be obtained by visiting the Company's website located at http://www.emanchester.com.

About ePlus, inc. A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, product and catalog content management, supplier enablement, strategic sourcing, financial services and document access and collaboration into a single integrated solution, all based on ePlus' leading business application software. Profitable since inception in 1990, the company is headquartered in Herndon, VA, and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

ePlus, ePlus Enterprise Cost Management, and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the U.S. and/or other countries. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will not be adversely affected by continued intense competition in the display technology industry, continued deterioration in average selling prices of display technologies, a decrease in the growth of the display technology market, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2003, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.